Exhibit 10.33

Employee Deferred Share Unit Agreement

This Employee Deferred Share Unit Agreement, dated as of December 19, 2007, between ServiceMaster Global Holdings, Inc., a Delaware corporation, and the employee whose name appears on the signature page hereof, is being entered into pursuant to the ServiceMaster Global Holdings, Inc. Stock Incentive Plan.  The meaning of capitalized terms may be found in Section 7.

The Company and the Employee hereby agree as follows:

Section 1.              Grant of Deferred Share Units.

(a)           Confirmation of Grant.  Subject to the terms of this Agreement, the Company hereby evidences and confirms, effective as of the date hereof, its grant to the Employee of the number of Deferred Share Units specified on the signature page hereof, each of which represents the right to receive a share of Common Stock (or a cash payment with respect thereto) subject to the terms of this Agreement.  This Agreement is entered into pursuant to, and the terms of the Deferred Share Units are subject to, the terms of the Plan.  If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

(b)           Employee Account.  The Company will establish a separate notional account for the Employee and will record in such account the number of Deferred Share Units awarded to the Employee pursuant to this Agreement.

(c)           Employee Deferred Compensation Account.  The amount credited to the Employee’s account under the ServiceMaster Deferred Compensation Plan (or other applicable deferred compensation plan) will be decreased by the product of (i) the number of Deferred Share Units awarded pursuant to this Agreement and (ii) U.S. $10.00.

Section 2.              Vesting.  The Deferred Share Units are fully vested as of the date hereof.

Section 3.              Dividend Equivalents.  If the Company pays any cash dividend or similar cash distribution on the Common Stock, the Company shall credit to the Employee’s account an amount equal to the product of (x) the number of the Employee’s Deferred Share Units as of the record date for such distribution times (y) the per share amount of such dividend or similar cash distribution on Common Stock.  Any cash amounts credited to the Employee’s account shall be paid to the Employee on the Settlement Date (as defined below).  If the Company makes any dividend or other distribution on the Common Stock in the form of Common Stock or other securities, the Company will credit the Employee’s account with that number of additional shares of Common Stock or other securities that would have been distributed with respect to that number of shares of Common Stock underlying the Employee’s Deferred Share Units as of the record date thereof.  Any such additional shares of Common Stock or other securities shall be subject to the same restrictions as apply to the Deferred Share Units.

Section 4.              Settlement.  Upon the earliest to occur of (i) a Change in Control, (ii) the date that is 30 days following a termination of the Employee’s employment with the Company (or, if Section 409A(a)(2)(B)(i) of the Code applies to the Company and the Employee is a Key Employee immediately prior to such termination, the date that is six months following such termination) and (iii) [            ] (the “Settlement Date”), the Employee shall receive one share of Common Stock in respect of each Deferred Share Unit then credited to the Employee’s account.  On or before any Settlement Date, unless otherwise determined by the Board, the Company and the Employee shall enter into a Subscription Agreement that contains repurchase rights, transfer and other restrictions on the shares in the form then customarily used by the Company for such purpose.

Section 5.              Employee’s Representations and Warranties.

(a)           Access to Information, Etc.  The Employee represents, warrants and covenants as follows:

(i)            the Employee has carefully reviewed the Offering Memorandum, dated as of November 19, 2007, each of its exhibits and other attachments, each document incorporated by reference into the Offering Memorandum, and the other materials furnished to the Employee in connection with the offer of the Deferred Share Units pursuant to this Agreement;

(ii)           the Employee has had an adequate opportunity to consider whether or not to apply the Employee’s deferred compensation account balance to acquire Deferred Share Units offered to the Employee, and to discuss such investment with the Employee’s legal, tax and financial advisors;

(iii)          the Employee understands the terms and conditions that apply to the Deferred Share Units and the risks associated with an investment in the Deferred Share Units;

(iv)          the Employee has a good understanding of the English language;

(v)           the Employee is an officer or employee of the Company or one of its Subsidiaries; and

(vi)          the Employee is a resident of the jurisdiction indicated as his or her address set forth on the signature page of this Agreement.

(b)           Ability to Bear Risk.  The Employee represents and warrants as follows:

(i)            the financial situation of the Employee is such that he or she can afford to bear the economic risk of holding the Deferred Share Units for an indefinite period; and

(ii)           the Employee can afford to suffer the complete loss of his or her investment in the Deferred Share Units.

(c)           Voluntary Acquisition.  The Employee represents and warrants that the Employee is acquiring the Deferred Share Units voluntarily.

(d)           No Right to Awards.  The Employee acknowledges and agrees that the grant of any Deferred Share Units (i) is being made on an exceptional basis and is not intended to be renewed or repeated, (ii) is entirely voluntary on the part of the Company and its Subsidiaries and (iii) should not be construed as creating any obligation on the part of the Company or any of its Subsidiaries to offer any Deferred Share Units in the future.

(e)           Investment Intention.  The Employee represents and warrants that the Employee is acquiring the Deferred Share Units and any shares of Common Stock delivered in respect thereof for his or her own account for investment and not on behalf of any other person or with a view to, or for sale in connection with, any distribution of the Deferred Share Units.

Section 6.              Restriction on Transfer; Non-Transferability of Deferred Share Units.  The Deferred Share Units are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death.  Any purported Transfer in violation of this Section 6 shall be void ab initio.

Section 7.              Certain Definitions.  As used in this Agreement, capitalized terms that are not defined herein have the respective meanings given to them in the Plan, and the following additional terms shall have the following meanings:

“Employee” means the grantee of the Deferred Share Units, whose name is set forth on the signature page of this Agreement; provided that where appropriate to effectuate the intent of this Agreement, following an Employee’s death “Employee” shall be deemed to include such person’s beneficiary or estate and following such Person’s Disability, “Employee” shall be deemed to include such person’s legal representative.

“Key Employee” means a “key employee” as defined in Section 416(i) of the Code, without regard to paragraph (5) thereof.

“Plan” means the ServiceMaster Global Holdings, Inc. Stock Incentive Plan.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor statue, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of such successor statute, and the rules and regulations.

“Settlement Date” has the meaning given in Section 4.

Section 8.              Miscellaneous.

(a)           Withholding.  The Company or one of its Subsidiaries may require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the grant of, holding, settlement or payment with respect to the Deferred Share Units.

(b)           Investment Election.  This execution of this Agreement shall be an amendment to the Employee’s ServiceMaster Deferred Compensation Plan account, and the account established by Section 1(b) shall be an investment designation by the Employee thereunder, which designation shall not be altered or revoked without the consent of the Company. Obligations owed to the Employee under the account established by Section 1(b) shall be a liability under the ServiceMaster Deferred Compensation Plan. To the extent any inconsistency arises between the terms of this Agreement and the terms of the ServiceMaster Deferred Compensation Plan (including the terms of any related trust), the terms of this Agreement shall govern.

(c)           Authorization to Share Personal Data.  The Employee authorizes any Affiliate of the Company that employs the Employee or that otherwise has or lawfully obtains personal data relating to the Employee to divulge such personal data to the Company if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(d)           No Rights as Stockholder; No Voting Rights.  The Employee shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by the Deferred Share Units.

(e)           No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(f)            Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Employee, as the case may be, at the following addresses or to such other address as the Company or the Employee, as the case may be, shall specify by notice to the others:

(i)            if to the Company, to it at:

ServiceMaster Global Holdings, Inc.
c/o The ServiceMaster Company

860 Ridge Lake Boulevard
Memphis, Tennessee  38120
Attention: General Counsel

Fax: (901) 597-8025

(ii)           if to the Employee, to the Employee at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Employee.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.  Copies of any notice or other communication given under this Agreement shall also be given to:

Clayton, Dubilier & Rice, Inc.
375 Park Avenue, 18th Floor
New York, New York  10152
Fax:  (212) 407-5252
Attention:  David Wasserman

and

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Fax:  (212) 909-6836
Attention:  John M. Allen

(g)           Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(h)           Waiver; Amendment.

(i)            Waiver.  Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii)           Amendment.  This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.

(i)            Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.

(j)            Applicable Law.  This Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the State of Delaware, without reference to principles of conflict of law that would require application of the law of another jurisdiction.

(k)           Waiver of Jury Trial.  Each party hereby waives, the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this agreement or any transaction contemplated hereby.  Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 8(k).

(l)            Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(m)          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

SERVICEMASTER GLOBAL HOLDINGS, INC.

By:
Name:
Title:

THE EMPLOYEE:

[Employee]

By:
as Attorney-in-Fact
Name:

Address of the Employee:
[Address]

Amount of Deferred Compensation Account Applied to Acquisition of Deferred Share Units	$[ ]

Total Number of Deferred Share Units Granted	[ ]